Exhibit 99

FORM 10-QSB – Quarterly or Transitional Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 Quarterly or Transitional Report

FEDERAL DEPOSIT INSURANCE CORPORATION

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the quarterly period ended September 30, 2003

☐	TRANSITION REPORT PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the transition period from              to

Commission file number 34603-9

The Monongahela Valley Bank, Inc.

(Exact name of small business issuer as specified in its charter)

West Virginia	55-0755205
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

301 Virginia Ave Fairmont, WV 26554

(Address of principal executive offices)

(304) 363-4800

(Issuer’s telephone number)

Check whether the issue (1) filed all reports required to be filed by Section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer’s classes of common equity as of the latest practicable date:

Class	Outstanding as of November 7, 2003
Common Stock $1 Par Value	708,025

Transitional Small Business Disclosure Format (Check one): Yes Model B No

The Monongahela Valley Bank, Inc.

Form 10QSB

For the quarter ended September 30, 2003

INDEX

PAGE NUMBER
PART I. FINANCIAL INFORMATION

Item 1. Financial Statements	1

Item 2. Description of Business	6

Item 3. Controls and Procedures	12

PART II. OTHER INFORMATION	14

Item 1. Legal Proceedings

Item 2. Changes in Securities and Use of Proceeds

Item 3. Defaults Upon Senior Securities

Item 4. Submission of Matters to a Vote of Security Holders

Item 5. Other Information

Item 6. Exhibits and Reports on Form 8-K	14

SIGNATURES	15

The Monongahela Valley Bank, Inc.

Part I, Item 1

Financial Statements

Page Number
Balance Sheets as of September 30, 2003 and December 31, 2002	2
Statements of Income for the Three-Month Periods Ended September 30, 2003 and 2002, and for the Nine-months ended September 30, 2003 and 2002	3-4
Statements of Cash Flows for the Three-Month Periods Ended September 30, 2003 and 2002, and for the Nine-months ended September 30, 2003 and 2002	5
Notes to Financial Statements	6

The Monongahela Valley Bank, Inc.

Balance Sheets

	Sep 30, 2003	Dec 31, 2002
ASSETS

Cash & due from banks	$2,350,086	$2,145,330
Interest bearing balances - FHLB	1,285,009	1,511,087
Federal funds sold	1,047,000	1,039,000
Certificates of deposit in other banks	1,792,015	3,185,015
Investment Securities:
Securities held- to- maturity, at cost	1,370,243	455,488
Securities available- for- sale, at approximate market value	25,215,968	21,879,457

Loans:	58,272,518	48,032,008
Less: Allowance for loan losses	654,202	502,570

Net Loans	57,618,316	47,529,438

Bank premises, furniture and equipment	1,674,364	1,733,050
Accrued interest receivable and other assets	1,636,399	1,499,403

TOTAL ASSETS	$93,989,400	$80,977,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Non-interest bearing	$7,618,013	$6,078,535
Interest bearing	65,579,337	58,825,128

Total Deposits	73,197,350	64,903,663

Accrued interest, taxes, and other liabilities	275,597	392,856
Securities sold under agreements to repurchase	7,939,541	5,596,695
Federal Home Loan Bank borrowings	5,013,574	2,743,806

Total Liabilities	86,426,062	73,637,020

STOCKHOLDERS’ EQUITY

Common stock	708,025	708,025
Additional paid-in capital	6,537,060	6,537,060
Retained earnings (deficit)	509,755	(39,377)
Accumulated other comprehensive income	(191,502)	134,540

Total Stockholders’ Equity	7,563,338	7,340,248

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,989,400	$80,977,268

The Monongahela Valley Bank, Inc.

Statements of Income

	Six Months Ended Jun 30		Three Months Ended Jun 30
	2003	2002	2003	2002
INTEREST INCOME
Interest and fees on loans	$1,844,119	$1,450,157	$975,513	$757,599
Interest on deposits with other banks	59,288	97,510	27,375	41,799
Interest on federal funds sold	5,869	8,402	2,997	4213
Investment securities	406,571	476,217	203,941	248,494

	2,315,847	2,032,286	1,209,826	1,052,105
INTEREST EXPENSE
Interest on deposits and borrowed funds	898,206	917,377	451,459	459,453

NET INTEREST INCOME	1,417,641	1,114,909	758,367	592,652
Provision for loan losses	130,230	107,295	87,270	55,855

Net interest income after provision for loan losses	1,287,411	1,007,614	671,097	536,797

OTHER INCOME
Service charges on deposit accounts	128,135	126,919	70,366	73,607
Commissions from investment services	319	20,623	159	4,277
Other operating income	90,140	56,307	45,800	32,476
Gain on sale of securities	74,256	5,124	74,256	0

	292,850	208,973	190,581	110,360

OTHER EXPENSES
Salaries and employee benefits	552,832	510,735	286,648	261,139
Occupancy expense	66,133	61,619	32,712	30,193
Equipment rentals, depreciation, and maintenance	82,436	73,690	46,481	37,429
Data processing	168,414	152,918	85,541	78,899
Advertising	22,894	17,663	13,485	10,797
Postage	28,645	21,876	14,015	11,020
Stationery and printing	24,772	32,906	12,412	15,448
Legal and accounting fees	19,119	18,174	9,279	8,801
Business franchise & B&O tax	29,800	21,250	17,100	11,300
Other operating expenses	109,174	92,443	56,004	47,018

	1,104,219	1,003,274	573,677	512,044

Income Before Income Taxes	476,042	213,313	288,001	135,113

Income Tax Expense	161,830	64,700	104,230	41,200

NET INCOME	$314,212	$148,613	$183,771	$93,913

Net Income Per Common Share	$0.42	$0.27	$0.26	$0.17

The Monongahela Valley Bank, Inc.

Statements of Income

	Nine Months Ended Sep 30		Three Months Ended Sep 30
	2003	2002	2003	2002
INTEREST INCOME
Interest and fees on loans	$2,902,215	$2,281,933	$1,058,096	$831,776
Interest on deposits with other banks	80,407	135,782	21,119	38,271
Interest on federal funds sold	8,339	12,754	2,470	4,352
Investment securities	579,171	703,784	172,600	227,567

	3,570,132	3,134,253	1,254,285	1,101,966
INTEREST EXPENSE
Interest on deposits and borrowed funds	1,306,812	1,385,237	408,606	467,860

NET INTEREST INCOME	2,263,320	1,749,016	845,679	634,106
Provision for loan losses	161,210	168,645	30,980	61,350

Net interest income after provision for loan losses	2,102,110	1,580,371	814,699	572,756

OTHER INCOME
Service charges on deposit accounts	217,669	196,850	89,534	69,931
Commissions from investment services	500	22,563	181	1,940
Other operating income	132,393	93,078	42,253	36,771
Gain on sale of securities	90,193	6,827	15,937	1,703

	440,755	319,318	147,905	110,345

OTHER EXPENSES
Salaries and employee benefits	851,580	771,530	298,748	260,795
Occupancy expense	99,653	92,020	33,519	30,401
Equipment rentals, depreciation, & maintenance	124,711	112,113	42,274	38,423
Data processing	259,294	231,206	90,879	78,287
Advertising	32,286	27,797	9,392	10,135
Postage	45,333	35,513	16,687	13,637
Stationery and printing	46,437	46,053	21,665	13,147
Legal and accounting fees	29,464	31,362	10,345	13,188
Business franchise & B&O tax	47,000	30,550	17,200	9,300
Other operating expenses	176,045	141,907	66,875	49,463

	1,711,803	1,520,051	607,584	516,776

Income Before Income Taxes	831,062	379,638	355,020	166,325

Income Tax Expense	281,930	115,700	120,100	51,000

NET INCOME	$549,132	$263,938	$234,920	$115,325

Net Income Per Common Share	$0.74	$0.49	$0.33	$0.21

Note: Net Income Per Common Share includes any dilutive effects of stock options, and is computed by dividing net income by the average number of common shares outstanding during the period, adjusted for the dilutive effect of options under MVB’s stock option plan.

The Monongahela Valley Bank, Inc.

Statements of Cash Flows

	Nine Months Ended Sep 30		Three Months Ended Sep 30
	2003	2002	2003	2002
OPERATING ACTIVITIES
Net Income	$549,132	$263,938	$234,920	$115,325
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gain) on sale of available- for- sale securities	(90,193)	(6,827)	(15,937)	(1,703)
Provision for loan losses	161,210	168,645	30,980	61,350
Depreciation	99,245	246,889	33,614	86,327
Amortization, net of accretion	338,660	(6,283)	122,889	(2,042)
Deferred income taxes	62,280	115,700	(5,655)	51,000
(Increase) in interest receivable and other assets	(53,909)	(1,101,041)	19,854	(261)
(Decrease)/ Increase in accrued interest, taxes, and other liabilities	(54,480)	10,025	(98,921)	(19,497)

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	1,011,945	(308,954)	321,744	290,499

INVESTING ACTIVITIES
(Increase) in loans, net	(10,250,088)	(11,393,897)	(2,074,520)	(4,318,670)
Purchases of premises and equipment	(40,559)	(52,283)	(20,731)	(9,120)
Purchases of investment securities available-for-sale	(23,785,161)	(8,777,245)	(7,898,077)	(2,975,325)
(Increase) in deposits with Federal Home Loan Bank, net	226,078	2,150,319	740,607	2,423,109
(Increase) in federal funds sold	(8,000)	(10,000)	(3,000)	(2,000)
Purchases of certificates of deposit with other banks	(697,000)	(3,875,000)	0	(1,494,000)
Proceeds from maturity of certificates of deposit with other banks	2,090,000	3,479,000	99,000	992,000
Proceeds from sales maturities & calls of securities available-for sale	18,535,136	8,235,429	7,611,577	3,730,876
Proceeds from maturities of securities held-to-maturity	216,103	182,828	66,538	65,561

NET CASH (USED IN) INVESTING ACTIVITIES	(13,713,491)	(10,060,849)	(1,478,606)	(1,587,569)

FINANCING ACTIVITIES
Net increase in deposits	8,293,688	11,524,987	991,892	2,371,189
Net increase in repurchase agreements	2,342,846	(1,408,058)	301,456	(590,672)
Net increase/(decrease) in Federal Home Loan Bank borrowings	2,269,768	746,157	(583,124)	(2,317)

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,906,302	10,863,086	710,224	1,778,200

Increase in Cash and Cash Equivalents	204,756	493,283	(446,638)	481,130

Cash and Cash Equivalents at Beginning of Period	2,145,330	1,788,997	2,796,724	1,801,150

Cash and Cash Equivalents at End of Period	$2,350,086	$2,282,280	$2,350,086	$2,282,280

NOTES TO FINANCIAL STATEMENTS

Note 1. Unaudited Financial Statements

The unaudited balance sheet as of September 30, 2003 and the unaudited statements of income and cash flows for the periods ended September 30, 2003 and 2002 have been prepared by management of Monongahela Valley Bank, Inc. (MVB, the “Company”). In the opinion of management, all adjustments (including normal recurring accruals) necessary to present fairly the financial position of MVB at September 30, 2003 and its results of operations and cash flows for the periods ended September 30, 2003 and 2002, have been made.

The balance sheet as of December 31, 2002 has been extracted from audited financial statements included in the Company’s 2002 Annual Report to Shareholders. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the 2002 Annual Report of MVB.

Note 2. Cash Flows

For the three months ended September 30, 2003 and 2002, for purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and interest-bearing balances available for immediate withdrawal of $4.682 million at September 30, 2003 and $5.920 million at September 30, 2002.

Note 3. Other Comprehensive Income

MVB currently has two components of other comprehensive income, which include unrealized gains and losses on securities available for sale and pension liability adjustment. Details are as follows:

(Amounts in Thousands)	Sep 30 2003	Dec 31 2002

Other Comprehensive Income:
Beginning accumulated other comprehensive income	$134	$42
Unrealized gains on securities available for sale	(534)	167
Pension liability adjustment	52	(34)
Deferred income tax effect	156	(40)

Ending accumulated other comprehensive income	$(192)	$135

Part I

Item 2 – Description of Business

MVB is a West Virginia state-chartered bank, which was incorporated on October 30, 1997, and opened for business on January 4, 1999. MVB’s deposits are insured by the FDIC. MVB engages in general banking business with the primary market area being Marion County, West Virginia. The main office is located at 301 Virginia Avenue, West Virginia. As of December 31, 2002, MVB had total assets of $81.0 million, loans of $48.0 million, deposits of $64.9 million and shareholders’ equity of $7.3 million, compared to $65.3, $35.1, $49.7 and $4.8 as of December 31, 2001, respectively. By September 30, 2003, total assets had grown to $94 million while loans climbed to $58.3 million and deposits had increased to $73.2 million. Shareholders equity approximated $7.6 million at this same date.

Banking Services

MVB provides individuals, businesses, and local governments with a broad range of loan products, including personal lines of credit, commercial, real estate, and installment loans and deposit products, including checking, savings, NOW and money market accounts, certificates of deposit, and individual retirement accounts. MVB currently does not provide trust services. MVB also offers non-deposit investment products through an association with a broker dealer.

The FDIC insures all deposit accounts up to the maximum allowed by law (generally $100,000 per depositor, subject to aggregation rules). MVB solicits these accounts from individuals, businesses, associations, organizations and government authorities.

MVB also offers commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, education and personal investments. MVB also originates mortgage loans as well as commercial and residential construction loans.

The principal economic risk associated with each of the categories of anticipated loans is the creditworthiness of MVB’s prospective borrowers. With any loan category, the level of risk increases or decreases depending on economic conditions prevailing from time to time. The unsecured loans in all categories have a higher risk than secured loans.

MVB makes a substantial portion of its loans to working individuals, small businesses and professional persons. These types of loans should provide opportunities to establish long-term relationships but may also be credits that are less able to withstand unforeseen economic, competitive and financial conditions that borrowers of a more substantial size. The risk associated with real estate loans and installment loans to individuals varies based on employment levels, fluctuations in value of residential real estate and other conditions that affect the ability of customers to repay indebtedness. The risk associated with commercial loans varies based upon the strength and activity of the local economics of MVB’s market areas. The risk associated with real estate construction loans varies based upon supply and demand for the type of real estate under construction. Further, real estate construction loans are subject to special risks due to conditions beyond a borrower’s control, including cost overruns, adverse weather, labor strikes, unavailability of materials and inability to obtain governmental approvals.

MVB’s loan underwriting criteria have been developed and are formulated in its written credit policy. The credit policy is a comprehensive lending policy, which includes underwriting standards for all categories of loans MVB intends to offer. MVB’s lending policy includes provisions, which will promote a diversified loan portfolio to reduce MVB’s vulnerability to risks associated with any specific category of loans.

MVB’s lending activities are subject to a variety of lending limits imposed by federal and state law. While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower’s relationship to MVB), in general MVB will be subject to a loan-to-one borrower limit of an amount equal to (I) 15% of MVB’s unimpaired capital and surplus in the case of loans which are not fully secured by readily marketable collateral, or (ii) 25% of the unimpaired capital and surplus if the excess over 15% is fully secured by readily marketable collateral. Unless MVB sells participations in its loans to other financial institutions, MVB is not able to meet all lending needs of loan customers requiring aggregate extensions of credit above these limits. Additionally, MVB may voluntarily choose to impose a policy limit on loans to a single borrower that is less than the legal limit.

MVB may not make any extensions of credit to any director, executive officer, or principal shareholder of MVB, or to any related interest of such person, unless the Board of Directors or Committee thereof approves the extension of credit, and MVB makes the loan on terms not more favorable to such person than would be available to a person not affiliated with MVB.

Market Area

MVB’s primary market area is Marion County, West Virginia, which includes a total of 18 banking facilities. Its extended market is the adjacent counties of Harrison, Monongalia and Taylor Counties, West Virginia. MVB is located on the south side of Third Street at Virginia Avenue in Fairmont, West Virginia, with a branch in the growing eastern section of Marion County.

United States Census Bureau data indicates that the Fairmont and Marion County, West Virginia populations have had somewhat different trends from 1980 to 2000. The population of Fairmont has fluctuated from 23,863 in 1980; 20,210 in 1990 and 21,678 in 2000, or a net decline of 2,185 or 9.2%. Marion County increased its population from 1980 to 1990, 55,789 to 57,249, and decreased to 56,598 in 2000. These charges resulted in a net increase of 1.45%. The Marion County population includes that of Fairmont. The result is that over the last 20 years, there has not been any significant change in population.

Unemployment in Marion County and West Virginia has followed the national trend over the last few years. From December 2000 to February 2003, the West Virginia unemployment rate increased from 5.5% to 6.8%, while the rate for Marion County increased from 5.9% to 6.4% for the same period. Harrison County, the county immediately to the south, has similar unemployment numbers, while Monongalia County, immediately to the north and home of West Virginia University, has an unemployment rate equal to about one-half of Marion and Harrison Counties. The future direction of unemployment will probably be driven by what occurs economically on a National level. History seems to indicate that when the National and West Virginia economy improves, Marion County lags such improvement and when the National and State economy falters, Marion County lags in deterioration.

Competition

The banking business is generally a highly competitive business. As of June 30, 2002, there were four other banks in MVB’s market area. The total Marion County commercial bank deposits, which includes a total of 18 banking offices, as of June 30, 2002, were in excess of $ 574,031,000. At this same date MVB had a 10.25% share of the Marion County commercial bank deposits while being open only 3 ½ years. June 30, 2002 is the latest commercial bank deposit information available on a per county basis. The First Exchange Bank of Mannington and MVB represent Marion County’s only locally owned banks, as the other existing commercial banks have their parent-company headquarters in Wheeling, West Virginia (WesBanco), Charlotte, North Carolina (BB&T), and Columbus, Ohio (Huntington National Bank).

For most of the services which MVB provides, there is also competition from financial institutions other than commercial banks. For instance, credit unions are represented by Fairmont Federal Credit Union with five offices in Marion County, Marion County School Employees Federal Credit Union, United Federal Credit Union, and U. S. Employees Credit Union. There are also various issuers of commercial paper and money market funds that actively compete for funds and for various types of loans. Further, there are three offices of the National Brokerage concern, Edward Jones. In addition, some traditional banking services or competing services are offered by insurance companies, investment counseling firms and other business firms and individuals. Many of MVB’s competitors have significantly greater financial and marketing resources than MVB has.

The existence of larger financial institutions in Fairmont, and Marion County, West Virginia, some of which are owned by larger regional or national companies, influence the competition in MVB’s market area. The principal competitive factors in the market for deposits and loans are interest rates, either paid on deposits or charges on loans. West Virginia law allows statewide branch banking which provides increased opportunities for MVB, but it also will increase the potential competition for MVB in its service area. In addition, in 1994, Congress passed the Riegle-Neal Interstate Banking and Branching Efficiency Act. Under this Act, absent contrary action by a state’s legislature, interstate branch banking may occur after June 1, 1997. States are permitted to elect to participate to a variety of degrees in interstate banking or states may elect to “opt out.” In 1996, the West Virginia Legislature elected to “opt in” effective May 31, 1997. Accordingly, out-of-state banks may form de novo banks or may acquire existing branches of West Virginia banks on a reciprocal basis.

Employees

MVB had 31 full-time and 7 part-time employees on September 30, 2003. Four of the full-time employees and three of the part-time employees are stationed at the branch office.

Supervision and Regulation

MVB and virtually all aspects of its operations are subject to supervision, regulation and examination by the West Virginia Commissioner of Banking and the Federal Deposit Insurance Corporation (FDIC). A summary of some of the major regulatory issues follow. The summary is not exhaustive, and reference is made to applicable statutes and regulations for more detailed information regarding supervision and regulation of entities such as MVB. Statutes, regulations and regulatory policies of the federal and West Virginia governments and their agencies are subject to change and it is impossible to predict the effects that any such changes may have upon MVB and its operations.

Federal Deposit Insurance Corporation

The FDIC insures the deposits of the bank, and the bank is subject to the applicable provisions of the Federal Deposit Insurance Act. The FDIC may terminate a bank’s deposit insurance upon finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the bank’s regulatory agency.

Capital Requirements

The FDIC has issued risk-based capital guidelines for banking organizations, such as the bank. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk.

Generally, under the applicable guidelines, the financial institution’s capital is divided into two tiers. “Tier 1,” or core capital, includes common equity, non-cumulative perpetual preferred stock (excluding auction rate issues) and perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts or consolidated subsidiaries, less goodwill and, with few exceptions, all other intangible assets. “Tier 2,” or supplementary capital, includes, among other items, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. “Total capital” is the sum of Tier 1 and Tier 2 capital.

Financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution’s particular circumstances warrant.

Banks are subject to “leverage ratio” guidelines involving a numerator defined as Tier 1 capital and a denominator defined as adjusted total assets (as defined by regulation). The bank regulatory agencies have established a 3% minimum Tier 1 leverage ratio applicable only to banks meeting certain specified criteria, including excellent assets quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum, by at least 100 to 200 basis points.

The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

The bank currently exceeds all required capital ratios. Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC as well as to the measures described under “Federal Deposit Insurance Corporation Improvement Act of 1991” as applicable to “undercapitalized” institutions.

“Undercapitalized” institutions are subject to growth limitations and are required to submit a capital restoration plan. If an “undercapitalized” institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. “Significantly undercapitalized” institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and a cessation of receipt of deposits from correspondence banks. “Critically undercapitalized” institutions may not, beginning 60 days after becoming “critically undercapitalized,” make any payment of principal or interest on their subordinate debt. In addition, “critically undercapitalized” institutions are subject to appointment of a receiver or conservator.

While the bank exceeded all required capital ratios for a well-capitalized institution, the bank’s growth was causing a decrease in these ratios. Accordingly, plans were adopted and implemented to increase capital. This was accomplished effective November 1, 2002, as the result of the sale of approximately $2,000,000 in new stock at $12.50 per share. As a result, at December 31, 2002, the bank’s capital ratios increased significantly. The table below shows these ratios as of this date.

Ratio	Minimum Well-Capitalized Ratio	MVB Ratio, September 31, 2002 Prior to the capital sale	MVB Ratios December 31, 2002 following the capital sales	MVB Ratio, Sept. 30, 2003
Total risk-based capital ratio	10.0%	11.38%	15.04%	13.29%
Tier 1 risk-based capital ratio	6.0%	10.33%	14.05%	12.24%
Tier 1 leverage ratio	5.0%	6.53%	8.98%	8.03%

Federal and State Laws

The bank is subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of a bank to open a new branch or engage in a merger transaction. Community reinvestment regulations evaluate how well and to what extent a bank lends and invests in its designated service area, with particular emphasis on low-to-moderate income communities and borrowers in such areas.

Monetary Policy and Economic Conditions

The business of financial institutions is affected not only by general economic conditions, but also by the policies of various governmental regulatory agencies, including the Federal Reserve Board. The Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions primarily through open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in the reserve requirements against depository institutions’ deposits. These policies and regulations significantly affect the overall growth and distribution of loans, investments and deposits, and the interest rates charged on loans, as well as the interest rates paid on deposits and accounts.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to have significant effects in the future. In view of the changing conditions in the economy and the money markets and the activities of monetary and fiscal authorities, MVB cannot definitely predict future changes in interest rates, credit availability or deposit levels.

Effect of Environmental Regulation

The bank’s primary exposure to environmental risk is through its lending activities. In cases when management believes environmental risk potentially exists, the bank mitigates its environmental risk exposures by requiring environmental site assessments at the time of loan origination to confirm collateral quality as to commercial real estate parcels posing higher than normal potential for environmental impact, as determined by reference to present and past uses of the subject property and adjacent sites. Environmental assessments are typically required prior to any foreclosure activity involving non-residential real estate collateral.

With regard to residential real estate lending, management reviews those loans with inherent environmental risk on an individual basis and makes decisions based on the dollar amount of the loan and the materiality of the specific credit.

MVB anticipates no material effect on anticipated capital expenditures, earnings or competitive position as a result of compliance with federal, state or local environmental protection laws or regulations.

International Money Laundering Abatement and

Anti-Terrorist Financing Act of 2001 (USA Patriot Act)

The International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Patriot Act”) was adopted in response to the September 11, 2001 terrorist attacks. The Patriot Act provides law enforcement with greater powers to investigate terrorism and prevent future terrorist acts. Among the broad-reaching provisions contained in the Patriot Act are several designed to deter terrorists’ ability to launder money in the United States and provide law enforcement with additional powers to investigate how terrorists and terrorist organizations are financed. The Patriot Act creates additional requirements for banks, which were already subject to similar regulations. The Patriot Act authorizes the Secretary of the Treasury to require financial institutions to take certain “special measures” when the Secretary suspects that certain transactions or accounts are related to money laundering. These special measures may be ordered when the Secretary suspects that a jurisdiction outside of the United States, a financial institution operating outside of the United States, a class of transactions involving a jurisdiction outside of the United States or certain types of accounts are of “primary money laundering concern.” The special measures include the following: (a) require financial institutions to keep records and report on the transactions or accounts at issue; (b) require financial institutions to obtain and retain information related to the beneficial ownership of any account opened or maintained by foreign persons; (c) require financial institutions to identify each customer who is permitted to use a payable-through or correspondent account and obtain certain information from each customer permitted to use the account; and (d) prohibit or impose conditions on the opening or maintaining of correspondent or payable-through accounts.

The Monongahela Valley Bank, Inc.

Part 1, Item 3

Controls and Procedures

The company’s chief executive officer and chief financial officer, based on their evaluation within 90 days prior to the date of this report of the company’s disclosure controls and procedures (as defined in Rule 13(a) – 14(e) of the Securities Exchange Act of 1934), have concluded that the company’s disclosure controls and procedures are adequate and effective for purposes of Rule 13(a) – 14(c) and timely, alerting them to material information relating to the company required to be included in the company’s filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

There were no significant changes in the company’s internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Immediately following the signatures of this quarterly report on Form 10-QSB, certificates of the chief executive officer and chief financial officer appear. This form of certification is required in accordance with Section 302 of the Sarbanes-Oxley Act of 2002. This section of the quarterly report on Form 10-QSB is the information concerning the controls evaluation referred to in the Section 302 certifications. This information should be read in conjunction with those certifications for a more complete understanding of the topics presented.

Disclosure controls are procedures that a company designs with the objective of ensuring that information required to be disclosed in their reports filed under the Securities Exchange Act of 1934 (such as this Form 10-QSB), is recorded, processed, summarized and reported within the time period specified under the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to management, including the CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure. Internal controls are procedures that a company designs with the objective of providing reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported all to permit the preparation of a company’s financial statements in conformity with generally accepted accounting principles.

The company’s management, including the CEO and CFO, does not expect that our disclosure controls or internal controls will prevent all error and fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments and decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of control also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

Based upon the controls evaluation conducted by our CEO and CFO, they have concluded that, subject to the limitations noted above, the company’s disclosure controls are effective to ensure that material information relating to Monongahela Valley Bank and its subsidiaries is made known to management, including the internal controls are effective to provide reasonable assurance that our financial statements are fairly presented in conformity with generally accepted accounting principles.

James R. Martin, President & CEO	Date

Eric L. Tichenor, Vice President & CFO	Date

The Monongahela Valley Bank, Inc.

Form 10QSB

For the quarter ended September 30, 2003

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

Monongahela Valley Bank is not currently subject to any legal proceedings

Item 2.	Changes in Securities and Use of Proceeds

No change in securities issued

Item 3.	Defaults Upon Senior Securities

There are no Senior Securities

Item 4.	Submission of Matters to a Vote of Security Holders

There have been no submissions of matters to security holders during the third quarter of 2003.

Item 5.	Other Information

None

Item 6.	Exhibits and Reports on Form 8-K

(a) Exhibits - Certifications

James R. Martin, President & CEO	31.1	Page 16
Eric L. Tichenor, Vice President & CFO	31.2	Page 18
James R. Martin, President & CEO	32.1	Page 20
Eric L. Tichenor, Vice President & CFO	32.2	Page 21

(b) Reports on Form 8-K - NONE

The Monongahela Valley Bank, Inc.

Form 10QSB

for the quarter ended September 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Monongahela Valley Bank, Inc.:

In connection with the Quarterly Report of The Monongahela Valley Bank, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2003 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), I, James R. Martin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 7, 2003

/s/ James R. Martin
James R. Martin
President & Chief Executive Officer
(Duly Authorized Officer)

In connection with the Quarterly Report of The Monongahela Valley Bank, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2003 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), I, Eric L. Tichenor, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 7, 2003

/s/ Eric L. Tichenor
Eric L. Tichenor
Vice President & Chief Financial Officer
(Principal Accounting Officer)

Small Business Issuer

Exhibit 31.1

CERTIFICATIONS

I, James R. Martin, certify that:

1. I have reviewed this Quarterly Report on Form 10QSB of The Monongahela Valley Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 7, 2003

/s/ James R. Martin
James R. Martin
President & CEO

Small Business Issuer

Exhibit 31.2

CERTIFICATIONS

I, Eric L. Tichenor, certify that:

1. I have reviewed this Quarterly Report on Form 10QSB of The Monongahela Valley Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 7, 2003

/s/ Eric L. Tichenor Eric L. Tichenor
Vice President & CFO

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Monongahela Valley Bank, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), the undersigned, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James R. Martin
James R. Martin
President & CEO

November 7, 2003

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Monongahela Valley Bank, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Federal Deposit Insurance Corporation on the date hereof (the “Report”), the undersigned, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Eric L. Tichenor
Eric L. Tichenor
Vice President & CFO

November 7, 2003